Exhibit 5.2

March 12, 2013 Consolidated Communications Holdings, Inc. Consolidated Communications, Inc. 121 South 17th Street Mattoon, Illinois 61938

8310 N. Capital of Texas

Highway, Suite 490

Austin, Texas 78731

(512) 479-0300

Fax (512) 474-1901

___________________

Offices in:

Austin

Fort Worth

San Antonio

Waco

___________________

www.namanhowell.com

Ladies and Gentlemen:

We have acted as outside, special counsel in the State of Texas to Consolidated Communications Services Company, a Texas corporation (“CCSC”); Consolidated Communications of Fort Bend Company, a Texas corporation (“CCFB”); and Consolidated Communications of Texas Company, a Texas corporation (“CCTX”) (CCSC, CCFB and CCTX being collectively referred to herein as the “Texas Guarantors”), in connection with the exchange of the Initial Securities for the Exchange Securities as contemplated by that certain Registration Rights Agreement dated May 30, 2012, by and between Consolidated Communications Finance Co., a Delaware corporation (the “Issuer”) and Morgan Stanley & Co. LLC.  As part of the aforesaid Registered Exchange Offer, the Issuer’s obligations under the Exchange Securities will be guaranteed by the Texas Guarantors and the other Guarantors in accordance with that certain First Supplemental Indenture dated July 2, 2012, by, among other parties, the Texas Guarantors and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “First Supplemental Indenture”), which First Supplemental Indenture supplemented that certain Indenture dated May 30, 2012, by and between Consolidated Communications Finance Co., a Delaware corporation; and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Indenture”), which Indenture is further supplemented by that certain Second Supplemental Indenture dated August 3, 2012.  Capitalized terms used herein, but not defined, shall have the meanings given such terms in the Registration Rights Agreement, First Supplemental Indenture, and/or the Indenture, as applicable.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

(1)                              an executed copy of the Registration Rights Agreement.

(2)                              an executed copy of the Indenture.

Consolidated Communications Holdings, Inc.

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March 12, 2013

(3)                              an executed copy of the First Supplemental Indenture.

We have also reviewed such other documents and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render the opinions expressed in this letter.  The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and bylaws of the Texas Guarantors, resolutions of the boards of directors of the Texas Guarantors authorizing the execution and delivery of the First Supplemental Indenture by the Texas Guarantors, the Secretary’s Certificate executed and delivered by Steven J. Shirar, Corporate Secretary, on behalf of the Texas Guarantors, among others, on July 2, 2012 (the “Opinion Certificate”), and the Certificate of Account Status for Consolidated Communications Services Company issued by the Texas Comptroller of Public Accounts on March 6, 2013 (the “CCSC Certificate”), the Certificate of Account Status for Consolidated Communications of Fort Bend Company issued by the Texas Comptroller of Public Accounts on March 6, 2013 (the “CCFB Certificate”), the Certificate of Account Status for Consolidated Communications of Texas Company issued by the Texas Comptroller of Public Accounts on March 6, 2013 (the “CCTX Certificate”), the Certificate of Fact for Consolidated Communications Services Company issued by the Secretary of State of the State of Texas on March 6, 2013 (the “CCSC Fact Certificate”), the Certificate of Fact for Consolidated Communications of Fort Bend Company issued by the Secretary of State of the State of Texas on March 6, 2013 (the “CCFB Fact Certificate”), and the Certificate of Fact for Consolidated Communications of Texas Company issued by the Secretary of State of the State of Texas on March 6, 2013 (the “CCTX Fact Certificate” and collectively with the CCSC Certificate, the CCFB Certificate, the CCTX Certificate, the CCSC Fact Certificate and the CCFB Fact Certificate, the “Public Certificates”).  We have relied on the accuracy and completeness of all factual matters set forth in such articles of incorporation, bylaws, resolutions, Opinion Certificate and each Public Certificate, as well as the representations and warranties as to factual matters set forth in the Registration Rights Agreement, the Indenture, and the First Supplemental Indenture, in each case without independent verification thereof.

In rendering the opinion set forth in paragraph 1 below with respect to the current status of the Texas Guarantors in the State of Texas, (i) we have relied solely on the Public Certificates, (ii) such opinions are limited to the meanings ascribed to such Public Certificates by the Secretary of State of Texas and the Texas Comptroller of Public Accounts, respectively and (iii) we have assumed that all such Public Certificates were properly given and remain accurate as of the date of this letter.

For purposes of the opinions expressed herein, we have assumed (i) the genuineness of all signatures on all documents submitted to us as originals, (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (iii) the absence of duress, fraud or mutual mistake of material facts on the part of the parties to the First Supplemental Indenture and (iv) the legal capacity and competency of natural persons.

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Consolidated Communications Holdings, Inc.

Consolidated Communications, Inc.

March 12, 2013

The opinions expressed herein are limited to the internal laws of the State of Texas, and we express no opinion as to the laws of any other jurisdiction or the effect any such laws may have on the matters set forth herein.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, we are of the opinion that:

(1)                              Each of the Texas Guarantors is validly existing as a corporation in good standing under the laws of the state of Texas;

(2)                              Each of the Texas Guarantors has the corporate power and authority under the laws of the state of Texas to execute the First Supplemental Indenture; and

(3)                              The First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of the Texas Guarantors and has been duly executed and delivered by each of the Texas Guarantors.

The opinions expressed herein are subject in their entirety to the following additional limitations, qualifications, exceptions, and assumptions:

(1)                              No opinion is expressed with respect to the validity, binding effect, or enforceability of the First Supplemental Indenture.

(2)                              The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Exchange Offer Registration Statement and except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Exchange Offer Registration Statement, and assume no responsibility for the contents of any such material.

(3)                              This opinion letter is furnished to you solely in connection with the aforesaid Registered Exchange Offer and, except as specifcally provided below with regard to Schiff Hardin LLP, is solely for the benefit of the addressees hereof, and may not be relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Exchange Offer Registration Statement and to the reference to Naman, Howell, Smith & Lee, PLLC under the caption “Legal Matters” in the Exchange Offer Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

Subject to all of the limitations, qualifications, exceptions, and assumptions set forth

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Consolidated Communications Holdings, Inc.

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March 12, 2013

herein, Schiff Hardin LLP is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Exchange Offer Registration Statement.

The opinions rendered herein are given on the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.  We undertake no obligations to advise you or any other person or entity of changes of law or fact that occur after the date of this letter, whether or not such change may affect any of the opinions expressed herein.

Very truly yours,

NAMAN, HOWELL, SMITH & LEE, PLLC
/s/ NAMAN, HOWELL, SMITH & LEE, PLLC

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